Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand                                           a professional services firm


                       Consent of Independent Accountants


To the Trustees of Scudder Funds Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Scudder Funds Trust on Form N-1A, of our reports dated February 18, 1998 and February 11, 1998 on our audits of the financial statements and financial highlights of Scudder Short Term Bond Fund and Scudder Zero Coupon 2000 Fund, respectively, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."


                                                    /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                 Coopers & Lybrand L.L.P.
April 23, 1998